Exhibit 10.28

Trust Agreement
Grantor: Songyuan North East Petroleum Technical Service Company
The grantor is also the beneficiary of this agreement, “Beneficiary”
Address: 1717 Zhan Jiang Road, Qing Nian Avenue Economic and Technological Development Zone, Songyuan City, Jilin Province, China 138000
Trustee: Hongjun Wang
ID Number: 23010619720513081X

The Grantor and the trustee in consideration of the agreements contained herein and for other good and valuable consideration, and based on general rule of the PRC Civil Law and PRC Trust Law, the parties hereby agree as follows:

1. Trust
(1) The beneficiary agrees to grant the trustee to hold the 5% shares of Songyuan Tiancheng Drilling Engineering Company on its behalf (“Trusted Shares”).
(2) The trustee accepted the trust from the beneficiary, hold the trusted shares on its behalf.

2. Obligations of the trustee
(1) The trustee states that all the interests and dividends generated from the “trusted shares” belong to the beneficiary.
(2) The trustee guarantees to unconditionally manage the interests and dividends generated from the “trusted shares” based on beneficiary’s guide in writing.
(3) The trustee executed legal power of attorney, authorizing the trustee the representative of the grantor to vote for it based on beneficiary’s guide in writing.
(4) The trustee should inform the beneficiary of all the information and material of Tiancheng Drilling division based on beneficiary’s requirement.
(5) The grantor has the right to know the business and financial situation of Tiancheng and to check the material account and documents.
(6) The trustee cannot sell, exchange, rent, write off, lien or dispose the “trusted shares” without the prior written consent of the grantor.
(7) The trustee cannot sell, exchange, rent, write off, lien or dispose the “trusted shares” without the written consent of the grantor.

3. Consideration of the trustee
The trustee understands that the beneficiary doesn’t need to pay consideration for the “trusted shares”.
4. Bind individual and successor
The responsibilities and obligations binding the trustee will also bind the legal successor of the trustee.
5. Trust period
The trust period of this agreement: effective on the execution of the agreement until the dissolution of the Tiancheng Drilling Engineering Company.
6. If one of the followings happens, the trust terminates:
(1) The purpose of the trust has been achieved;
(2) Both parties of the trust negotiate to terminate the trust;
(3) The trust period expires and both parties decide not to continue.

7. Breach of the contract

(1) The trustee violates the agreement to dispose the trusted assets. If damage caused by improper handling of trust affairs, the trustee should resume the trusted assets to what they would have been if no damage happened or indemnify the damage;

(2) If the trustee uses the trusted assets to make a profit for himself, the profit will be included in the trusted assets; if damage is caused, the trustee should indemnify;
(3) If damage is caused by violating the agreement or improperly handling the trusted affairs by the trustee, the trustee should be responsible for that.
8. The Governance of the Law

Both parties agree that PRC Laws will apply to interpret the agreement. If PRC Laws are not applicable, then the principle of good faith of General rules of PRC Civil Law, Contract Law or PRC Trust Law will apply.

9. Dispute Resolution

If dispute happens when both parties perform the agreement, both parties should negotiate to resolve the problem. If the negotiation fails, both parties agree to submit the suit to the jurisdiction of the court.

10. The trust agreement is executed on September 28th, 2009. The agreement has two counterparts. The grantor keeps one copy, and the trustee keeps one.

Grantor: Songyuan North East Petroleum Technical Service Company

Trustee: Hongjun Wang